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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the use in this Prospectus constituting part of this Amendment No. 1 Registration Statement on Form S-1 of our report dated January 22, 1998, relating to the financial statements of Delicious Brands, Inc. (formerly The Delicious Frookie Company, Inc.) and our report dated March 24, 1998, relating to the financial statements of Salerno Foods, L.L.C., which appears in such Prospectus. We also consent to the references to us under the heading "Experts".



                                         /s/ Altschuler, Melvoin and Glasser LLP
                                         ---------------------------------------
                                             Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
July 22, 1998